Exhibit (5)


                           [Letterhead of]

                         CRAVATH, SWAINE & MOORE



                                                           November 20, 1996



                           Polaroid Corporation
                           --------------------


Ladies and Gentlemen:

          We have acted as counsel for Polaroid Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1993 (the "Securities Act") of debt securities having an aggregate initial offering price of up to $500,000,000 (the "Securities") of the Company to be issued under an Indenture to be entered into between the Company and State Street Bank and Trust Company (the "Trustee").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Incorporation of the Company, as amended; (b) the By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on October 22, 1996; and (d) the form of Indenture being filed as an exhibit (along with this opinion) to the Registration Statement on Form S-3 (File
No. 333-0791), which the Company is filing with the Securities and Exchange Commission, in connection with the registration under the Securities Act of the proposed issue and sale of the Securities (the "Registration Statement").

          Based on the foregoing, we are of opinion that, when the Indenture has been executed and delivered by the Company and the Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and the resolutions of the Board of Directors of the Company (or a committee thereof) establishing the terms and form of the Securities and the Securities have been delivered to the purchasers thereof against payment of the purchase price thereof, the Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

          In rendering the foregoing opinion, we have assumed that the Indenture will be duly and validly executed and delivered by the Trustee.

          We know that we may be referred to as counsel who has passed upon the validity of the Securities on behalf of the Company in a supplement to the Prospectus which will form a part of the Registration Statement, and we hereby consent to such use of our name in such supplement and to the use of this opinion for filing as an Exhibit to the Registration Statement.

                                         Very truly yours,


                                         /s/ Cravath, Swaine & Moore

Polaroid Corporation
   549 Technology Square
      Cambridge, MA 02138